June 1, 2009

Board of Trustees
AIM Investment Funds (the "Trust")
11 Greenway Plaza, Suite 100
Houston, Texas 77046-1173

Re:  Initial Capital Investment in New Portfolio of the Trust

Ladies and Gentlemen:

We are purchasing shares of the AIM Core Plus Bond Fund (the "Fund"), a new portfolio of the Trust, for the purpose of providing initial investment for the Fund. The purpose of this letter is to set out our understanding of the conditions of and our promises and representations concerning this investment.

We hereby agree to purchase shares equal to the following dollar amount for the
Fund:

FUND AND CLASS                           AMOUNT   PURCHASE DATE
--------------                           ------   -------------
INITIAL INVESTMENT AS SOLE SHAREHOLDER
AIM Core Plus Bond Fund -
   Class A                               $10.00    June 1, 2009
   Class B                               $10.00    June 1, 2009
   Class C                               $10.00    June 1, 2009
   Class R                               $10.00    June 1, 2009
   Class Y                               $10.00    June 1, 2009
   Institutional Class                   $10.00    June 1, 2009

FUND AND CLASS                               AMOUNT          DATE
--------------                           -------------   ------------
INITIAL INVESTMENT FOR THE PURPOSE OF
   COMMENCING OPERATIONS
AIM Core Plus Bond Fund -
   Class A                               $2,500,000.00   June 2, 2009
   Class B                               $  100,000.00   June 2, 2009
   Class C                               $  100,000.00   June 2, 2009
   Class R                               $  100,000.00   June 2, 2009
   Class Y                               $  100,000.00   June 2, 2009
   Institutional Class                   $  100,000.00   June 2, 2009

We understand that the initial net asset value per share for each portfolio named above will be $10.00.

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June 1, 2009
Page 2

We hereby represent that we are purchasing these shares solely for our own account and solely for investment purposes without any intent of distributing or reselling said shares. We further represent that disposition of said shares will only be by direct redemption to or repurchase by the Trust.

We further agree to provide the Trust with at least three business day's advance written notice of any intended redemption and agree that we will work with the Trust with respect to the amount of such redemption so as not to place a burden on the Trust and to facilitate normal portfolio management of the Fund.

Sincerely yours,

INVESCO AIM ADVISORS, INC.


/s/ John M. Zerr
------------------------------------
John M. Zerr
Senior Vice President

cc: Mark Gregson
    Noelle Osterbur